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                      [FUTURELINK DISTRIBUTION GROUP LOGO]

                                SERVICE AGREEMENT
                              (PROVINCE OF ALBERTA)

Date:        July 1, 1998
Client #: 980002

Between:

FUTURELINK DISTRIBUTION CORP.
No. 550, 603-7 Avenue SW
Calgary, AB
Canada   T2P 2T5
(FutureLink)

         And

SHERATON BUSINESS FORMS LTD.
1451 Hastings Crescent SE
Calgary, AB
T2G 4C8
(Client)

Background to the Agreement

Client has agreed to rent computing services from FutureLink. The purpose of this document is to set out the agreement for rental services between FutureLink and the Client.

1.      DEFINITIONS

1.1.    SPECIFIC

As used in this Agreement the following words and phrases shall have the following meanings respectively:

a) Agreement means this Agreement including schedules and addenda attached to and forming an integral part of this Agreement, and any amendments made pursuant to this Agreement.

b) Business Day means any day except a Saturday, a Sunday and any statutory holiday observed in the Province of Alberta.

c) Rental services means the provision and support of work station computing hardware, access to designated software and means the equipment that the Client will be required to rent in order to effectively and efficiently interface with the FutureLink designated server facility.

d)      Currency means Canadian dollars ($).

e) Effective Date of the Agreement means the commencement date as defined in Schedule A.

f) Minimum Term of the Agreement means the minimum number of months, as specified in the "Lease".

g) Location means the location(s) specified in Schedule A where FutureLink shall deliver the rental services.

h)      Party refers to either FutureLink or the Client.

1.2.    INCORPORATION OF SCHEDULES

The following Schedules, annexed hereto, are incorporated in this Agreement and deemed to be part hereof:

Schedule A

Equipment List and Location, Security, Billing Rates, Application Support

2.      SERVICES

2.1     RENTAL SERVICES

FutureLink agrees to provide rental services to the Client for the duration of the minimum term of the agreement and thereafter as mutually renewed by the Client and FutureLink.

2.2.    INSTALLATION PLAN

FutureLink and the Client agree that activities called for are to be accomplished prior to the effective date of rental services. The responsibilities of both FutureLink and the Client are detailed in the Installation Plan.

3.      RESPONSIBILITY OF FUTURELINK

3.1.    SERVICE COMMITMENT

FutureLink shall use all commercially reasonable efforts to meet or exceed the services levels defined herein.

a)      Reporting

        FutureLink will provide the client with a monthly invoice summarizing the provision of service including the provision of any client specific enhancement upgrades.

b)      System Integrity and Access

        FutureLink will provide 24 hour service access. Further, FutureLink will not perform routine maintenance that would interfere with access between the hours of 7:00am and 7:00pm Mountain Time on Business Days.

c)      Application Support

        FutureLink will provide general application support for common business applications as defined in Schedule A.

d)      Security

        Fire-walling for the security of client information held at the FutureLink Central Server facility will be provided at the cost of FutureLink.

e)      Customer Service

        FutureLink's customer service help desk will be available 8:00 AM to 5:00 PM Mt on business days.

f)      Service Reviews

        FutureLink will conduct monthly service reviews with clients.

g)      Service Standards

        FutureLink will strive for a 95% access rate which means between 7:00am and 7:00pm FutureLink will attempt to provide network access . Access limited by FutureLink hardware at the Client site will be rectified through the provision of repaired or replacement equipment.

3.2     SUPPLY AND MAINTENANCE OF RENTAL EQUIPMENT

FutureLink will supply, maintain and replace, as necessary, all user equipment owned by FutureLink as detailed in Schedule A. Ownership title to all rental equipment provided under the terms of this Agreement shall remain with FutureLink.

4.      RESPONSIBILITIES OF THE CLIENT

4.1.    RENTAL PAYMENTS


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a)      The Client agrees to have FutureLink acquire financing on the Client's behalf for the provision of services and equipment placed at the Client site. Financing shall be acquired by FutureLink based on the Client's credit.

b) The Client shall pay FutureLink the monthly rental and service fees outlined in Schedule A.

c) The Client authorizes FutureLink to pay to the financing agent the monthly costs due based on the Client's financing requirements for equipment and services.

d) In the event of default by FutureLink to the financing agent, the Client shall then be responsible directly for the monthly costs due to the financing agent. In the event of default by FutureLink to the financing agent, the Agreement and payments from the Client to FutureLink shall be terminated pursuant to section 5.2 of this Agreement, Termination for Cause.

e) The Client is responsible for all facility wiring, connectivity installation and monthly connectivity charges necessary to facilitate the performance of FutureLink's services.

4.2.    SITE ACCESS

a) The Client shall provide FutureLink and its employees, contractors and agents physical access to client site premises as may be necessary for FutureLink to perform its obligations under this Agreement. These obligations include without limitation the installation of those components of rental equipment that are to be placed on the Client's premises;

b) The Client shall arrange such security clearances as may be required in order to provide such access;

c) In the event that the access required cannot be provided on a timely basis, the Client shall waive compliance with the Installation Plan or service commitments for the period that access is delayed;

d) The Client shall be responsible for satisfying all requirements imposed by law or contract as it applies to service installation and for meeting any landlord requirements. This includes any additional fees, design submissions, installation approvals including but not limited to:
        Cabling.

4.3.    OPERATIONS

a) The Client agrees to not, through its own operations or otherwise, cause disturbances, outages or any other actions which may affect FutureLink's network or service program, or which may adversely affect FutureLink's ability to deliver service.

b) The Client further agrees to provide sufficient advance notice of the Client's intention to change, modify, or reconfigure components or elements of the Client's computer environment which may affect FutureLink's network, service standards, or rental equipment, or which may affect FutureLink's ability to meet the service standards.

c) The Client is responsible for maintenance of the Client facilities and operating environment (including without limitation cleanliness, humidity etc.) in which FutureLink rental equipment is located. Should the Client fail to provide such in its entirety or of a standard such that is detrimental to the operation of the rental equipment, the Client shall waive any non-compliance with Service Levels resulting from such and shall make FutureLink harmless for any loss of service standards.

4.4.    USE OF COMMUNICATIONS SERVICES

The rental services provided by FutureLink in accordance with the terms and conditions of this Agreement are for the sole and exclusive use of the Client for its internal business and operational use only. Any resale of the rental services in whole or in part is strictly prohibited without the express written permission of FutureLink.

4.5.    INSURANCE

The equipment shall be at the risk of the Client. The Client shall protect and insure, for the term of this agreement and any renewal period, at the Client's expense insurance against property loss or damage to the equipment listed in Schedule B including without limitations, loss by fire (including extended coverage), theft, collision, injury or death and damage to property of others and such other risks of loss. The value of insurance carried shall equal the replacement value of the equipment listed in Schedule B.

5.      TERM AND TERMINATION

5.1.    TERM

The Agreement shall remain in effect for 36 months.

5.2.    TERMINATION FOR CAUSE

a) Either Party may terminate this Agreement immediately upon an occurrence of the following:

        (i)     A material breach by the other;

        (ii)    Insolvency or bankruptcy;

        (iii)   Assignment for the benefit of creditors;

        (iv)    Appointment of a receiver or trustee in bankruptcy; or

        (v) Upon any proceeding in bankruptcy, receivership or liquidation being instituted and continuing for thirty (30) days without being dismissed.

b) For the purpose of this Subparagraph 5.2, a failure to achieve committed service standards shall not be deemed a material breach of the Agreement unless both (1) the actual service levels achieved are less than ninety percent (90%) of the service standards for three consecutive months and
        (2) such failure is caused by FutureLink.

c) Termination for cause by the client will result in the client assuming full responsibility for the financing agreements signed by the Client with the FutureLink assigned finance agent. All equipment, business data and software owned by the Client as part of the finance and/or lease equipment listing shall become the property of the Client.

6.      LIABILITY AND INDEMNITY

6.1.    LIMITATION OF LIABILITY

Except as provided in Subparagraph 6.3 and except in the case of use or disclosure of Confidential Information contrary to paragraph 7 and except for damages or losses caused by the failure of the other Party to comply with its obligations under this Agreement, neither FutureLink nor the Client shall be liable to the other in connection with any single event or series of related events for any special, incidental, indirect or consequential loss or damage including, but not limited to, lost profits, lost business revenue, lost or damaged data, failure to realize expected savings, other commercial or economic loss of any kind even if FutureLink or the Client Party has been advised of the possibility of these losses or damages, and regardless of the form of action, whether in contract or in tort including negligence or based upon any other legal or equitable theory. Furthermore, in no event will FutureLink or the Client, its employees, subcontractors and agents be liable for any losses and damages if and to the extent caused by the other or its employees, subcontractors and agents failure to perform its obligations under this Agreement. Notwithstanding anything to the contrary in this Agreement, the maximum liability of FutureLink to the Client, regardless of the cause or form of action, shall be the amount paid to FutureLink by the Client under this Agreement

6.2.    INTELLECTUAL PROPERTY RIGHTS INDEMNITY

FutureLink agrees to indemnify, defend and save harmless the Client from and against any claims made upon the Client by any third party, in the event that the use of rental services by FutureLink, as described in this Agreement, infringes a third party's lawful rights in


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any valid patent, copyright, trade secret, or other proprietary interest enforceable in Canada provided that:

a)      FutureLink shall have sole conduct of the proceedings;

b) The Client has promptly notified FutureLink of all such claims and has not made any admissions in respect of them;

c) The Client provides FutureLink with reasonable assistance and authority in connection with such claims; and

d) FutureLink, may, in its discretion and at its expense either procure for the Client the right to continue to use the infringing item and/or modify or replace the infringing item or, if neither option is commercially practicable, remove the infringing item from the rental service.

This indemnity shall not apply to the extent that any infringement is caused or contributed to by the Client, the connection of services to the FutureLink network, the Client's corporation, operation or use of the rental equipment with any other devices, data or programs not furnished by FutureLink or its authorized subcontractors, or any modification by the Client of the Connectivity Services that has not been authorized in writing by FutureLink.

7.      CONFIDENTIALITY

7.1.    CONFIDENTIAL INFORMATION

For the purposes of this Agreement, 'Confidential Information' shall include, but is not limited to, business information concerning both FutureLink, the Client and their clients, specifications, research, software, trade secrets, discoveries, ideas, know-how, designs, drawings, flow charts, data, computer programs, marketing plans, customer names and other technical, financial or business information which is disclosed, whether orally, visually or in a material form, to another in support of the activities provided for in this Agreement. Any information of third persons disclosed in the course of performing such activities shall be deemed to be the disclosing entity information and such information shall be governed by the terms of this Agreement. FutureLink and the Client acknowledge that any confidential information disclosed is and shall remain the property of the entity that disclosed the Confidential Information. All Confidential Information disclosed in tangible form shall be marked by the disclosing entity with the word 'Confidential' or otherwise identified by an appropriate stamp or legend indicating its confidential nature. All Confidential Information disclosed orally or visually and identified by the disclosing Party as confidential when disclosed shall be confirmed by the disclosing Party with a written summary of such information within thirty (30) days following disclosure, and the written summary shall be marked by the disclosing Party in the same manner described above.

7.2.    OBLIGATIONS OF CONFIDENTIALITY

FutureLink and the Client agree that they shall hold Confidential Information exchanged under this Agreement in confidence and shall use the same solely for the purpose of performing their obligations under this Agreement. FutureLink and the Client further agree that they shall not disclose any Confidential Information to anyone except those employees or contractors to whom such disclosure is necessary for the purposes authorized herein. In the event such Confidential Information must be disclosed by any Party to third persons for the purpose of performing this Agreement, the disclosing Party shall, poor to disclosure, obtain written consent from the Party that disclosed the Confidential Information and obtain from the third person a written agreement regarding confidentiality of the Confidential Information, the terms of which shall be substantially the same as those contained herein. Notwithstanding the foregoing, a Party may disclose Confidential Information to its professional advisors without the written consent of the disclosing Party where, in the opinion of the receiving Party, the advice of its professional advisors is necessary to accomplish the objectives of this Agreement. Each Party shall use not less than the same degree of care to avoid disclosure of Confidential Information as it uses for its own confidential information of like importance and, in any event, shall use a reasonable degree of care.

7.3.    EXCLUSIONS

This Agreement shall not apply to information: (a) previously known to a Party free of any obligation to keep it confidential; (b) that has been or is subsequently made public by a Party that owns that information or by a third Party who is under no obligation of confidence to any Party; (c) that is independently developed by a Party or an affiliate without reference to or knowledge of the other Party's Confidential Information; or, (d) that is disclosed with the prior approval of the owner of the information. Any combination of Confidential Information regarding, for example, products or features of technology, shall not be deemed to be within the foregoing exception merely because individual portions of such combination are disclosed or separately known in the public domain or known by the receiving Party.

7.4.    DISCLOSURE BY LAW

If the Confidential Information is requested by a government agency, a Party may disclose the Confidential Information of another, provided that the disclosing Party has obtained protective arrangements reasonably satisfactory to the owner; provided further that if the governmental agency has jurisdiction to compel production of the Confidential information and exercises that jurisdiction, the request shall be treated as a demand for discovery. Notwithstanding the foregoing, either Party may reveal such Confidential Information as may be reasonably necessary to any regulatory authority having jurisdiction over it, or its affiliates, for the purpose of analyzing the regulatory implications and constraints that may apply to the business relationship and in order to obtain such regulatory approvals as may be required. If a Party is involved in court proceedings and is subject to a legally enforceable demand for discovery of Confidential Information, that Party shall give written notice to the owner of the Confidential information prior to disclosing the Confidential information, and shall cooperate in seeking such reasonable protective arrangements as may be requested by the owner. Nothing in this Subparagraph shall affect the duty of any Party to take such action as it may deem advisable, including legal action, to protect its Confidential Information.

8.      GENERAL

8.1.    DISPUTE RESOLUTION

a) If during their course of work in progress, either Party has cause to believe that the other Party is not fulfilling its obligations under the terms of this Agreement or a Party raises a dispute relating to the validity, construction, meaning, performance or effect of this Agreement or the rights and obligations of FutureLink or the Client or any matter arising out of or connected with this Agreement, then the dissatisfied Party shall give written notice to the other Party of its objections and the reasons therefor. FutureLink's C.O.O. shall consult with the Client's designate in an effort to reach a mutual agreement to overcome the objections. In the event that mutual agreement cannot be reached within a time period that is satisfactory to the Party raising the issue under consideration, that Party may refer the dispute to FutureLink's President, and FutureLink's C.O.O. for resolution of the dispute. FutureLink's C.O.O. and FutureLink's President shall meet as soon as is reasonably possible after a dispute is referred to it, giving due regard to the nature and impact of the issue under consideration.

b) Except as provided elsewhere in this Agreement, any controversy, dispute, or claim that is of a fundamental nature in


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        relation to this Agreement (including the question whether any particular matter is eligible for arbitration hereunder) which cannot be resolved in the manner set forth in paragraph (a) above, shall, at the written request of one Party to the other not less than sixty (60) days in advance of submittal to arbitration, be settled by arbitration in accordance with the Arbitration Act S.A. 1991, c.43.1 or any statutory modification or re-enactment thereof, (the "Act") by one arbitrator appointed in accordance with the Act. The arbitrator shall sit in Calgary, Alberta.

c) The Client and FutureLink shall continue the performance of their respective obligations during the resolution of any dispute or disagreement, including during any period of arbitration, unless and until this Agreement is terminated or expires in accordance with its terms and conditions. The determination resulting from the arbitration process shall be final and binding upon the parties to the arbitration. Accordingly, there shall be no right of appeal from the award of the arbitrator.

d) The costs of the arbitration shall be borne by the Client and FutureLink as may be specified in the arbitrator's decision.

e) Notwithstanding anything else in this Subparagraph 8.1, where the arbitrator conducts a resolution or otherwise receives evidence from a Party to the arbitration or their respective employees, agents, consultants or advisors, such evidence shall be treated as Confidential Information of the Party on whose behalf the evidence is presented and the Advisors shall enter into a form of non-disclosure agreement in a form acceptable to the disclosing Party as a pre-condition to receiving, reviewing or auditing any Confidential Information of the disclosing Party in the arbitration.

f) If a Party desires a remedy that an arbitrator is unable by law to provide, that matter shall be excluded from arbitration. The following additional matters shall also be excluded from arbitration:

        (i) A decision by either Party to terminate this Agreement pursuant to Paragraph 5;

        (ii)    Any law suit involving third parties;

        (iii) Intellectual property claims whether initiated by third parties or by FutureLink or the Client, or

        (iv) Any actions arising from an alleged breach of Paragraph 7, Confidentiality.

8.2.    ENTIRE AGREEMENT

This Agreement sets forth the entire agreement between FutureLink and the Client. This Agreement supersedes all prior understandings and communications between FutureLink and the Client whether oral or written.

8.3.    ASSIGNMENT

a) This Agreement shall be binding upon and inure to the benefit of FutureLink and the Client and their respective successors and permitted assigns. This Agreement may be assigned in whole or in part by FutureLink without the prior written consent of the Client.

b) Any permitted assignment of this Agreement shall be conditional upon reciprocal provision to this Agreement:

(i)     A true copy of the assignment agreement, and

(ii) An agreement and undertaking from the assignee to be directly bound by the provisions of this Agreement and not to further assign its rights hereunder without complying with the provisions of this Subparagraph 8.3.

8.4.    FORCE MAJEURE

Notwithstanding any other provision of this Agreement, if by reason of Force Majeure, any Party is wholly or part unable to perform certain of its obligations under this Agreement it shall be relieved of those obligations to the extent, and for the period, that it is affected by Force Majeure, provided that the affected Party gives the other Party prompt notice of such inability and nature, cause and expected duration of the Force Majeure. The Party affected by Force Majeure shall use all reasonable efforts to remedy the situation and remove, so far as possible and with reasonable dispatch, the cause of its inability to perform, provided that there shall be no obligation on a Party so affected to such labor disputes or to test or to refrain from testing the validity of any order, regulation or law in any court having jurisdiction. 'Force Majeure' shall mean an event, the cause of which is beyond the reasonable control of the Party affected thereby and which could not reasonably have been foreseen and provided against, including, without limitation, acts of God, strikes, Lockouts or other labor or industrial disturbances, accidents, fires, explosions, weather conditions materially preventing or impeding work, inability to secure fuel, power, materials, contractors or labor, mechanical breakdown, failure of equipment or machinery, delays in transportation, wars, civil commotion, sabotage, applicable legislation and regulations thereunder, interruptions by government or court orders and future orders (lawful or otherwise) of any regulatory body of competent jurisdiction but shall not include financial difficulty.

8.5.    NOTICES

All notices, consents, invoices or other communications, other than day to day communications, provided for under this Agreement shall be in writing and shall be deemed to be sufficiently given if delivered by overnight courier, in which case the notice shall be deemed to have been received two (2) Business Days after the sending thereof, or if delivered by hand to a representative of such Party, in which case the notice shall be deemed to have been received on the date of delivery thereof, or if sent by telecopier to such Party, in which case the notice shall be deemed to have been received on the Business Day (in the locality of the addressee) on the sending thereof. Unless notice of change of address has been given in the manner provided in this Subparagraph 8.5, notices shall be addressed as follows:

FUTURELINK DISTRIBUTION CORPORATION
Suite #550 - 603 7th Avenue SW
Calgary, Alberta T2P 2T5
Attention:            C.O.O.
Phone:                (403) 543 - 5511
Fax:                  (403) 543 - 5510

SHERATON BUSINESS FORMS LTD.
1451 Hastings Crescent S.E.
Calgary, Alberta T2G 4C8
Attention:            Ernie Zacher
Phone:                (403) 287 - 0414
Fax:                  (403) 243 - 0328

8.6.    WAIVER

No indulgence or forbearance by any Party hereunder shall be deemed to constitute a waiver of its rights to insist on performance in full and in a timely manner of all covenants of the other Party hereunder and any such waiver, in order to be binding upon a Party, must be express and in writing and signed by such Party and then such waiver shall be effective only in the specific instance and for the purpose for which it is given. No waiver of any term, condition or covenant by any Party shall be deemed to be a waiver by such Party of its rights to require full and timely compliance with the same term, condition or covenant thereafter, or with any other term, covenant or condition of this Agreement at any time.

8.7.    AMENDMENT OR MODIFICATION


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This Agreement may not be amended except by written instrument signed by
FutureLink and the Client.

8.8.    SURVIVAL

The terms of this Agreement which, by their nature, extend beyond the term of this Agreement shall survive any termination or expiration of this Agreement.

8.9.    AUTHORITY

Each Party has full power and authority to enter into and perform this Agreement and the person signing this Agreement on behalf of each Party has been properly authorized and empowered to enter into this Agreement. Each Party further acknowledges that it has read this Agreement, understands it, and agrees to be bound by it.

8.10.   LEGAL COSTS

Each Party shall bear its own costs incurred in connection with the preparation and negotiation of this Agreement. In the event it is necessary for FutureLink to seek a determination or enforcement of its rights under this Agreement by arbitration in any court of competent jurisdiction, FutureLink shall recover from the client, in addition to any and all other remedies awarded by such court, its legal fees and court costs on a solicitor client basis, including such fees and costs on appeal.

8.11.   GOVERNING LAW

This Agreement shall be governed and interpreted abiding to the laws of the Province of Alberta. Venue and jurisdiction shall be in Alberta.

In witness whereof FutureLink and the Client have executed this Agreement under the hand of its officer duly authorized in that regard.

8.12    RULES AND REGULATIONS

The Client shall at all times use the rental services in accordance with the usage rules and policies established by FutureLink from time to time and communicated to the Client in writing. Any failure by the Client to comply with said rules and policies, which is not remedied to the satisfaction of FutureLink within 48 hours (or such shorter time period as may be reasonable in the circumstances) of notice of such failure to comply, shall be deemed to be a material breach of this Agreement.

FUTURELINK DISTRIBUTION CORP.
Dated:                Per:

                      Title:

SHERATON BUSINESS FORMS LTD.
Dated:                Per:

                      Title: